                               TRIUMPH GROUP, INC.
                        FOUR GLENHARDIE CORPORATE CENTER
                         1255 DRUMMERS LANE - SUITE 200
                            WAYNE, PENNSYLVANIA 19087
                                 (610) 975-0420
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 24, 1997

TO HOLDERS OF SHARES OF COMMON STOCK AND CLASS D COMMON STOCK:

                  You are invited to be present either in person or by proxy at the annual meeting of stockholders (the "Meeting") of TRIUMPH GROUP, INC. (the "Company") to be held at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on Thursday, July 24, 1997, beginning at 10:00 a.m., local time, for the following purposes:

1. To consider and to elect all six (6) directors for a term ending at the next annual meeting of stockholders and until such director's successor is duly elected and qualified;

2. To consider and to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

3. To consider and take action upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

                  Management presently knows of no other business to be presented at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

                  The Board of Directors has fixed the close of business on May 30, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting ten days prior to the Meeting during normal business hours at the Company's offices at Four Glenhardie Corporate Center, 1255 Drummers Lane, Suite 200, Wayne, Pennsylvania. Such list of stockholders will also be available for inspection at the Meeting.

                  To ensure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the Meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of all director nominees and the ratification of the selection of Ernst & Young LLP.

                                      By Order of the Board of Directors,



                                      Richard M. Eisenstaedt
June 25, 1997                         Secretary
Wayne, Pennsylvania
                             YOUR VOTE IS IMPORTANT

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                               TRIUMPH GROUP, INC.
                        FOUR GLENHARDIE CORPORATE CENTER
                         1255 DRUMMERS LANE - SUITE 200
                            WAYNE, PENNSYLVANIA 19087
                                 (610) 975-0420
                              --------------------

                                 PROXY STATEMENT
                     FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 24, 1997
                              --------------------


                               GENERAL INFORMATION


                  This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Triumph Group, Inc., a Delaware corporation (the "Company") of proxies to be voted at its Annual Meeting of Stockholders (the "Meeting") on Thursday, July 24, 1997, to be held at 10:00 a.m., local time, at the Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, and at any adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting. It is expected that this proxy statement, the foregoing notice and the enclosed proxy card are first being mailed to stockholders entitled to vote on or about June 25, 1997.

                  Sending a signed proxy will not affect a stockholder's right to attend the Meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is exercised or by attending the Meeting and voting in person.

                  When your proxy card is returned properly signed, the shares represented thereby will be voted in accordance with your instructions. The Board knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted "FOR" the nominees of the Board in the election of directors and "FOR" the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.


                             SOLICITATION OF PROXIES


                  The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation to such officers and other employees. The Company is required to pay, upon request, the reasonable expenses incurred by record holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of Common Stock they hold of record.


                            QUORUM AND VOTING RIGHTS

                  Holders of record of the Company's Common Stock and Class D Common Stock, par value $.001 per share ("Class D Common Stock"), as of the close of business on May 30, 1997, the record date fixed by the Board for the determination of stockholders entitled to notice of and to vote at the Meeting (the "Record Date"), will be entitled to notice and to vote at the Meeting and at any adjournments thereof. Holders of shares of Common Stock are entitled to vote on all matters brought before the Meeting. Holders of Class D Common Stock are not entitled to vote with respect to the election of directors, but are entitled to vote on all other matters brought before the Meeting. Each share of Class D Common Stock may be converted into one share of Common Stock, at any time, at the option of the holder thereof.

                  As of the Record Date, there were 6,021,626 shares of Common Stock outstanding and entitled to vote on the election of directors. As of the Record Date, there were 6,021,626 shares of Common Stock and 3,727,962 shares of Class D Common Stock for a total of 9,749,588 shares outstanding and entitled to vote on all other matters. Holders of Common Stock will vote on the election of directors as a class and the holders of Common Stock and Class D Common Stock will vote on all other matters together as a class. Each outstanding share of Common Stock and Class D Common Stock entitles the holder to one vote.

                  The presence in person or by proxy of the holders of a majority of the outstanding Common Stock and Class D Common Stock is necessary to constitute a quorum at the Meeting.

                  Directors will be elected by a plurality of the votes cast by holders of Common Stock, voting together as a class, represented in person or by proxy at the Meeting. Abstentions with respect to the election of directors will be counted for the purpose of determining whether a quorum is present at the Meeting but will not be considered as votes cast. Because directors are elected by a plurality of votes, abstentions will not have an impact on their election.

                  The holders of Common Stock are entitled to cumulate their votes in the election of directors, which gives a holder of Common Stock the right to cast as many votes in the aggregate as he is entitled to vote multiplied by the number of directors to be elected and to cast all his votes for one director candidate or distribute such votes among two or more director candidates, as he sees fit. Each holder of Common Stock may indicate his preference on the enclosed proxy. If no preference is indicated, all votes to which such holder is entitled will be voted pro rata in favor of all the nominees indicated.

                  Ratification of the Board's selection of the Company's auditors and any matters brought before the Meeting, other than the election of directors, will require the favorable vote of a majority of the outstanding shares of Common Stock and Class D Common Stock, voting together as a class, represented in person or by proxy at the Meeting. The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the Meeting. Abstentions with respect to the approval of the selection of the Company's auditors and of any other proposals will be counted for the purpose of determining whether a quorum is present at the Meeting and as votes cast, and will have the effect of a negative vote.

                  Broker non-votes with respect to all proposals will not be counted in determining the presence of a quorum and will not be considered as votes cast, and thus will have no effect on the results of the votes.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

                  The Board currently consists of six directors and one vacant seat. At the Meeting, the stockholders will elect all six directors for a term ending at the next annual meeting of stockholders and until such director's successor is duly elected and qualified. One vacancy will remain on the Board.

                  The table below sets forth the name of each person nominated by the Board to serve as a director for the ensuing year. All of the nominees are currently directors of the Company for terms expiring at the Meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a candidate at the end of the Meeting (a situation which is not anticipated), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted pro rata "FOR" the election of Richard C. Ill, John R. Bartholdson, Richard C. Gozon, Claude F. Kronk, Joseph M. Silvestri and Michael A. Delaney.

Nominees for Additional Term                         Age                        Year First Elected a Director
----------------------------                         ---                        -----------------------------

Richard C. Ill                                        54                                      1993
John R. Bartholdson                                   52                                      1993
Richard C. Gozon                                      58                                      1993
Claude F. Kronk                                       65                                      1993
Joseph M. Silvestri                                   35                                      1994
Michael A. Delaney                                    43                                      1996


                  The principal occupations and qualifications of each nominee for director are as follows:

                  Richard C. Ill has been President and Chief Executive Officer and a director of the Company since 1993. Mr. Ill joined Alco Standard Corporation (a publicly traded company which changed its name in January 1997 to IKON Office Solutions, Inc. and is hereinafter referred to as "Alco") in 1968 and became Group Vice President of Metalsource, a steel distribution business, in 1973. In 1975, Mr. Ill became President of Triumph Industries and, in 1983, became President of Metalsource. In 1988, Mr. Ill became President of Alco Diversified Services, a division of Alco. He was named a Vice President of Alco in 1989. Mr. Ill is a member of the Advisory Board of Outward Bound, USA and the Board of Directors, Chairman's Council and Policy and Planning Committees of the Steel Service Center Institute.

                  John R. Bartholdson has been Senior Vice President, Chief Financial Officer and Treasurer and a director of the Company since 1993. Mr. Bartholdson joined Alco Diversified Services in the fall of 1992. Prior to joining Alco Diversified Services, Mr. Bartholdson was employed for 14 years by Lukens, Inc., a manufacturer of specialty steel products, the last five years in the position of Senior Vice President and Chief Financial Officer. Mr. Bartholdson serves on the Board of Directors of PBHG Funds, Inc.

                  Richard C. Gozon has been a director of the Company since 1993. Mr. Gozon has been Executive Vice President of Weyerhaeuser Company since 1994. From 1988 to 1993, Mr. Gozon served as President and Chief Operating Officer and a director of Alco. Mr. Gozon serves on the Board of Directors of U.G.I. Corporation and AmeriSource Health Corporation.

                  Claude F. Kronk has been a director of the Company since 1993. Mr. Kronk has been Vice Chairman and Chief Executive Officer and a director of J&L Specialty Steel, Inc. in excess of five years. Mr. Kronk serves on the Board of Directors of Cold Metal Products, Co.

                  Joseph M. Silvestri has been a director of the Company since 1994. Mr. Silvestri has been employed by Citicorp Venture Capital, Ltd. ("CVC") since 1990 and has been a Vice President since 1995. In that position, he is responsible for evaluating, executing and monitoring equity investments for CVC. Mr. Silvestri serves on the Board of Directors of International Media Group, Polyfibron Technologies, Inc., Frozen Specialties, Inc., Glenoit Mills and Euramax International, Inc.

                  Michael A. Delaney has been a director of the Company since 1996. Mr. Delaney has been a Vice President of CVC since 1989. From 1986 through 1989, Mr. Delaney was Vice President of Citicorp Mergers and Acquisitions. Mr. Delaney serves on the Board of Directors of Sybron Chemicals, Inc., GVC Holdings, JAC Holdings, Delco Remy International, Enterprise Media, Inc., Southern Coil Processing, Inc., Aetna Industries, CORT Business Services, Inc., Palomar Technologies, Inc., Farm Fresh, Inc. and AmeriSource Health Corporation.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES PRESENTED. THE SIX NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO VOTE AT THE MEETING WILL BE ELECTED AS DIRECTORS.

Meetings and Committees of the Board

                  The Board held six meetings during the Company's fiscal year ended March 31, 1997 and also acted by unanimous consents in writing. The standing committees of the Board are the Audit Committee and the Compensation Committee. The Company does not have an executive committee or a nominating committee. The Audit Committee, consisting of Messrs. Gozon, Kronk and Delaney, met one time during the last fiscal year. The Audit Committee communicates and receives information directly from the Company's independent accountants. The Compensation Committee, consisting of Messrs. Gozon, Kronk and Silvestri met one time during the last fiscal year. The Compensation Committee periodically reviews and evaluates the compensation of the Company's officers, administers the Company's 1996 Stock Option Plan (the "Plan") and establishes guidelines for compensation of other personnel.

Compensation of Directors

                  Directors who are also employees of the Company or CVC do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or CVC receives an annual fee of $15,000 and a fee of $1,000 for attendance at each Board meeting and $500 for each committee meeting (unless held on the same day as a Board meeting). All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or committees thereof.

                             EXECUTIVE COMPENSATION


                  The following table summarizes the compensation paid to the President and Chief Executive Officer and to each of the three most highly compensated executive officers of the Company and its subsidiaries, other than the President and Chief Executive Officer, for the fiscal years ended March 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE*

                                                                    ANNUAL COMPENSATION
                                                       -------------------------------------------
                                                                                   OTHER ANNUAL        ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR           SALARY         BONUS(1)     COMPENSATION(2)   COMPENSATION(3)
---------------------------             ----           ------         --------     ---------------   ---------------

Richard C. Ill                          1997           291,200        291,200          3,951              5,472
 President and Chief Executive          1996           280,000        308,000          3,080              5,472
 Officer                                1995           255,000         89,250          3,080              6,653

John R. Bartholdson                     1997           249,600        249,600          4,024              4,320
 Senior Vice President, Chief           1996           240,000        264,000          3,080              4,320
 Financial Officer and Treasurer        1995           205,000         71,750          3,080              4,792

Paul T. Stimmler                        1997           103,500         50,000          2,674              4,950
 Vice President and                     1996            98,500         50,000          1,970              4,950
 Assistant Secretary                    1995            92,900         23,000          1,858              3,150

Kevin E. Kindig                         1997            78,500         39,250          2,028                462
 Controller and                         1996            73,000         30,000          1,460                462
 Assistant Secretary                    1995            65,000         10,000          1,300                304

--------------------
*     This Summary Compensation Table does not include information for Richard
      M. Eisenstaedt, Vice President, General Counsel and Secretary of the Company, since Mr. Eisenstaedt commenced employment with the Company in October 1996, at an annual salary of $156,000. Mr. Eisenstaedt received a bonus in the amount of $60,000 and all other compensation in the amount of $1,080 for the fiscal year ended March 31, 1997. See notes (2) and (3) below.

(1) The amounts shown consist of cash bonuses earned in the fiscal year identified, of which only a portion was paid in that year.

(2) "Other Annual Compensation" reflects amounts contributed by the Company to its 401(k) Plan for the benefit of the named employee.

(3)   The amounts shown consist of group term life insurance premiums.

                  The following table sets forth, for each of the executive officers named above, certain information concerning options granted under the Plan during the fiscal year ended March 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     Individual Grants
                              -------------------------------------------------------------       Potential Realizable Value
                                 Number of          % of Total                                      At Assumed Annual Rates
                                Securities            Options                                      of Stock Appreciation for
                                Underlying          Granted to       Exercise or                         Option Term (3)
                                  Options          Employees in      Base Price     Expiration    ---------------------------
      Name                    Granted (#)(1)        Fiscal Year       ($/sh)(2)        Date         5%                 10%
      ----                    --------------        -----------       ---------        ----         --                 ---
Richard C. Ill                   35,000               13.99%           $19.00        10/24/06     $418,250         $1,059,800
John R. Bartholdson              35,000               13.99%            19.00        10/24/06      418,250          1,059,800
Richard M. Eisenstaedt           10,000                4.00%            19.00        10/24/06      119,500            302,800
Paul T. Stimmler                 10,000                4.00%            19.00        10/24/06      119,500            302,800
Kevin E. Kindig                  10,000                4.00%            19.00        10/24/06      119,500            302,800

All employees as a group        250,140                 100%            19.00        10/24/06    2,989,173          7,574,239

                          ----------------------------


                                                                                                      5%                10%
                                                                                                      --                ---
Total potential stock price appreciation from October 24, 1996 to October 24, 2006 for all stockholders at assumed rates of
stock price appreciation(4).........................................                              $116,507,577      $295,217,525

Potential actual realizable value of options granted to all
employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation from October 24, 1996 to October 24, 2006 for all stockholders at assumed rates of
stock price appreciation............................................                                 2.57%             2.57%

--------------------

(1) The options vest in four equal installments on each of the first, second, third and fourth anniversaries of October 24, 1996, the date of grant.

(2) The exercise price for each option is equal to the fair market value of the Common Stock on the date of grant.

3) Potential realizable value is based on the assumed annual growth rates listed, compounded annually for the ten-year option term. The dollar amounts set forth under this heading are the results of calculations required by the Securities and Exchange Commission ("SEC") and are not intended to forecast possible future appreciation, if any, of the value of the Common Stock.

(4) Based on a price of $19.00 on October 24, 1996 and a total of 5,801,898 shares of Common Stock and 3,947,690 shares of Class D Common Stock outstanding.

                  None of the options held by the named executive officers are currently exercisable. The following table sets forth, for each of the named executive officers, certain information concerning the value of unexercised options at March 31, 1997:

                          FISCAL YEAR END OPTION VALUES


                                                              Number of Securities
                                                             Underlying Unexercised       Value of Unexercised
                                                                Options at Fiscal        In-the-Money Options at
                                                                  Year-End (#)           Fiscal Year-End ($)(1)
                                Shares
                             Acquired on           Value          Exercisable/                Exercisable/
Name                         Exercise (#)       Realized($)       Unexercisable               Unexercisable
----                         ------------       -----------       -------------               -------------

Richard C. Ill                   0                   0              0/35,000                   0/$214,550
John R. Bartholdson              0                   0              0/35,000                   0/$214,550
Richard M. Eisenstaedt           0                   0              0/10,000                   0/$61,300
Paul T. Stimmler                 0                   0              0/10,000                   0/$61,300
Kevin E. Kindig                  0                   0              0/10,000                   0/$61,300

--------------------

(1) The fair market value of "in-the-money" options was calculated on the basis of the difference between the exercise price of the options held and the closing price per share for Common Stock on the New York Stock Exchange of $25.13 on March 31, 1997, multiplied by the number of options held.


Employment Agreements

                  The Company has entered into employment agreements with Richard C. Ill and John R. Bartholdson (as applicable, the "Executive"), effective October 1,1996, pursuant to which Messrs. Ill and Bartholdson will serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively, of the Company through September 30, 1999, unless earlier terminated by the Board of Directors or, in certain circumstances following a change of control transaction, by the Executive. These agreements provide for an annual salary to Mr. Ill of not less than $291,200 and to Mr. Bartholdson of not less than $249,600, plus incentive compensation as determined by the Board of Directors or the Compensation Committee, as such authority may be delegated by the Board of Directors, and comparable benefits and perquisites given to other members of senior management. Messrs. Ill and Bartholdson are entitled to severance and other payments following the earlier termination of employment by the Company or upon termination by the Executive following a change in control of the Company. The Executive may terminate his employment following a change of control transaction, if as a result of such change in control, the Executive is required to accept a material reduction in his duties and responsibilities or a geographical relocation or the successor company fails to assume the Executive's employment agreement. In the event of any early termination (other than for "cause" or death or disability), Messrs. Ill and Bartholdson are entitled to receive a severance payment from the Company equal to 24 months salary. Messrs. Ill and Bartholdson are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of the Company.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overall Policy

                  The Company's executive compensation program is designed to be closely linked to corporate performance and results. To this end, the Company has developed an overall compensation plan to provide its executive officers the opportunity to earn cash compensation plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company's stockholders. The Company's compensation strategy is to place the major portion of total compensation at risk in the form of annual incentives and long-term, stock-based compensation programs. The overall objectives of this strategy are to attract and retain the best and most experienced executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

                  The Compensation Committee has received a comprehensive report from an independent compensation consultant which summarizes the Company's compensation program. The Company seeks to offer base salaries for the Company's executive officers at levels that are competitive with companies of similar size in the aviation and general manufacturing industries (the "Industry Group"). In addition, the Company provides significant incentive opportunities for its executive officers. The Company's target for total cash compensation opportunities (salary plus bonus) is between the median and the 75th percentile for the Industry Group, with significant variability based on Company-wide, business unit and individual performance. The Company's annual incentive plan for executive officers is tied to business plans using a performance matrix based on consolidated cash return on average operating assets and consolidated operating income. The Company's target for annual incentives is 50% of base salary for the Company's three most highly compensated executive officers and 25% for the next two most highly compensated executive officers. The maximum award that may be earned is 100% of annual salary. Awards above 50% of salary must be deferred, and executive officers may elect two year deferrals or career deferrals. All deferrals are subject to the accrual of interest to be paid by the Company to the executive officer. Stock options are awarded to executive officers and other management employees to align the interest of the Company's management with those of its stockholders.

                  The Compensation Committee determines the compensation of Richard C. Ill, the President and Chief Executive Officer of the Company, and of John R. Bartholdson, the Senior Vice President, Chief Financial Officer and Treasurer of the Company. In addition, the Board of Directors reviews the compensation proposed to be awarded by Messrs. Ill and Bartholdson to the Company's other three executive officers and the presidents of each of the Company's operating divisions and subsidiaries.

                  As discussed above, the key elements of the Company's executive compensation consist of base salary, annual bonus and options granted under the Plan. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Ill, the Company's President and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including matching under its 401(k) plan, insurance and other benefits, as well as the programs described below.

Base Salaries

                  Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in the Industry Group. Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities.

                  With respect to the base salary granted to Mr. Ill for the fiscal year ended March 31, 1997, the Compensation Committee took into account a comparison of base salaries of chief executive officers of the Industry Group, the Company's success in meeting its financial objectives in such fiscal year, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Ill's individual performance. The Compensation Committee also took into account the longevity of Mr. Ill's service to the Company and its belief that Mr. Ill is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Ill was granted a base salary of $291,200 for the fiscal year ended March 31, 1997, as provided by his Employment Agreement with the Company, an increase of 4.0% over his $280,000 base salary for the fiscal year ended March 31, 1996.

Annual Bonus

                  The Company's executive officers are eligible for an annual cash bonus. The corporate performance measure for bonus payments is tied to business plans based on levels of consolidated cash return on operating assets and consolidated operating income. If a minimum level of consolidated cash return on operating assets and consolidated operating income is not met, no bonuses will be paid. Individual non-financial performance measures are considered and, where appropriate, unit performance measures, in determining bonus.

                  The Company exceeded its maximum levels of consolidated cash return on operating assets and consolidated operating income goal for the fiscal year ended March 31, 1997. Based on these results, Mr. Ill was awarded a bonus of $291,200. Mr. Ill's bonus of $291,200 represents a decrease of 5.5% from the bonus paid for the fiscal year ended March 31, 1996. This decrease is due to a change in the compensation plan design which resulted in a lower bonus award. Fifty percent of Mr. Ill's bonus for the fiscal year ended March 31, 1997 has been deferred.

Stock Options

                  Under the Plan, which was approved by the Company's stockholders, stock options may be granted to the Company's executive officers as well as its other employees. The Compensation Committee sets guidelines for the size of stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and annual bonus. In the event of poor corporate performance, the Compensation Committee may elect not to award options.

                  Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant, vest over four years and may be exercised for up to ten years from the date of grant. This approach is designed to incentivize the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

                  Mr. Ill received options to purchase 35,000 shares of Common Stock with an exercise price of $19.00 per share during the fiscal year ended March 31, 1997. The Compensation Committee retains the discretion to keep individual items of compensation constant so long as total compensation fairly reflects overall corporate performance and individual achievement. Mr. Ill now owns 270,193 shares of Common Stock and, with the option grant, holds options to purchase an additional 35,000 shares. The Compensation Committee believes that significant equity interests in the Company held by the Company's management align the interests of stockholders and management.

Conclusion

                  Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation. For the fiscal year ended March 31, 1997, over a majority of the Company's executive compensation consisted of these performance-based variable elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.


                               COMPENSATION COMMITTEE


                               Richard C. Gozon
                               Claude F. Kronk
                               Joseph M. Silvestri



                  This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

                  The Compensation Committee of the Board is composed of Richard
C. Gozon, Claude F. Kronk and Joseph M. Silvestri. None of the members of the Compensation Committee at March 31, 1997 are employees of the Company. Richard
C. Ill served as an ex-officio member of the Compensation Committee for part of the fiscal year ended March 31, 1997, but has not served in this capacity since August 1996.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Management

                  As of May 20, 1997, the following nominees for director, the following executive officers, and all directors and executive officers as a group were known to the Company to be beneficial owners (as defined in regulations issued by the SEC) of the outstanding Common Stock and Class D Common Stock.

                                                              Shares Beneficially Owned (1)
                                                              -----------------------------

                                                                                           Percent of
                                                                                          Total Shares
   Name                                                   Number                         Outstanding(2)
   ----                                                   ------                         --------------
Richard C. Ill.............................               270,193                             2.8%
John R. Bartholdson........................               254,126(3)                          2.6
Richard M. Eisenstaedt.....................                 1,000                             *
Paul T. Stimmler...........................                61,469(4)                          *
Kevin E. Kindig............................                30,753(5)
Richard C. Gozon...........................                66,095                             *
Claude F. Kronk............................                64,969                             *
Joseph M. Silvestri........................                23,824                             *
Michael A. Delaney.........................                20,922                             *

Citicorp Venture Capital, Ltd..............             5,298,535(6)                         54.3
399 Park Avenue
New York, NY  10043

All executive officers and
  directors as a group
  (9 persons) .............................               793,351                             8.1%

--------------------
*  Less than one percent.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this proxy statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this proxy statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Class D Common Stock beneficially owned by them.

(2) Based upon outstanding shares of Common Stock and Class D Common Stock.

(3) Mr. Bartholdson disclaims beneficial ownership with respect to 1,500 shares of Common Stock beneficially owned by his daughters.

(4) Mr. Stimmler disclaims beneficial ownership of 25,000 shares of Common Stock held by his wife.

(5) Mr. Kindig disclaims beneficial ownership of 200 shares of Common Stock beneficially owned by his children.

(6) Includes 920,573 shares of Common Stock and 3,727,962 shares of Class D Common Stock, which Class D Common Stock cannot be voted in the election of directors. Includes also 650,000 shares of Common Stock which may be acquired upon exercise by World Equity Partners, L.P. ("WEP"), an affiliate of CVC, of an outstanding warrant held by WEP (the "Warrant"). Excludes an aggregate of 253,063 shares of Common Stock held by affiliates of CVC, including Messrs. Silvestri and Delaney, as to which CVC disclaims beneficial ownership.

Principal Stockholders

                  As of May 20, 1997, the following persons were known to the Company to be "beneficial owners" (as defined in regulations issued by the SEC) of more than five percent of the outstanding Common Stock and/or Class D Common Stock.

                               Name and Address                      Amount and Nature of               Percent
Title of Class                of Beneficial Owner                   Beneficial Ownership(1)          of Class (2)
--------------                -------------------                   -----------------------          ------------

Common Stock                Citicorp Venture Capital, Ltd.              5,298,535(3)                       52.9%
and Class D                 399 Park Avenue
Common Stock                New York, NY  10043

--------------------

(1) Except as otherwise specified in footnotes to this table, the person named has sole voting and investment power with respect to all shares of Common Stock and Class D Common Stock owned. The information in the table was furnished by the owners listed in reports to the Company and by filings with the SEC.

(2) The percents in this table are based on the number of shares of Common Stock and Class D Common Stock outstanding as of May 30, 1997.

(3) Includes 920,573 shares of Common Stock and 3,727,962 shares of Class D Common Stock, which Class D Common Stock cannot be voted in the election of directors. Includes 650,000 shares of Common Stock which may be acquired upon exercise by WEP, an affiliate of CVC, of the Warrant. Excludes an aggregate of 253,063 shares of Common Stock held by affiliates of CVC, including Messrs. Silvestri and Delaney, as to which CVC disclaims beneficial ownership.

Performance Graph

                  The following graph compares the percentage change in cumulative total stockholder return on the Common Stock, on a quarterly basis, from October 24, 1996 to the present with the cumulative total return over the same period of (i) Standard & Poor's 500 Stock Index and (ii) the
Aerospace/Defense Industry Index published by Standard & Poor's. The Company has not paid cash dividends on the Common Stock. HISTORIC STOCK PRICE IS NOT INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

                 COMPARISON OF 5 MONTH CUMULATIVE TOTAL RETURN*
                  AMONG TRIUMP GROUP, INC. THE S & P 500 INDEX
                     AND THE S & P AEROSPACE/DEFENSE INDEX

                              10/25/96                  12/31/96               3/31/97
                                                        DOLLARS
Triumph Group, Inc.             100                      110                     116
S & P 500                       100                      108                     111
S & P Aerospace/Defense         100                      110                     103

* $100 INVESTED ON 10/25/96 IN STOCK OR ON
  9/30/96 IN INDEX - INCLUDING REINVESTMENT OF
  DIVIDENDS, FISCAL YEAR ENDING MARCH 31.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


                  On July 22, 1993, in connection with the acquisition by the Company of the aviation and metals businesses of Alco, the Company issued to World Subordinated Debt Partners, L.P., an affiliate of CVC, 11% senior subordinated notes in the principal amount of $15 million, which notes accrued interest at the rate of 11% per annum, were payable semiannually in arrears and were payable in full in equal installments on July 22, 2000 and July 22, 2001. On July 19, 1996, the Company repaid these notes in full from borrowings under the Company's revolving credit facility.

             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

                  The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998 and the stockholders are asked to ratify this selection. Ernst &

Young LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Ernst & Young LLP are expected to attend the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                  The favorable vote of a majority of shares of Common Stock and Class D Common Stock entitled to vote at the Meeting, voting together as a class, is required to approve the ratification of the selection of auditors.

                  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1998.


                            GENERAL AND OTHER MATTERS

                  The Board knows of no matter, other than as referred to in this proxy statement, which will be presented at the Meeting. However, if other matters properly come before the Meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment in such matters.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Exchange Act requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the
Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the fiscal year ended March 31, 1997, its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act, except Messrs. Ill and Kindig who each failed to file, on a timely basis, one report for one transaction as required by Section 16(a) of the Exchange Act.

                   STOCKHOLDER PROPOSALS - 1998 ANNUAL MEETING

                  Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by February 26, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Stockholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement.

                                    By Order of the Board of Directors,


                                    Richard M. Eisenstaedt
                                    Secretary
June 25, 1997

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              TRIUMPH GROUP, INC.

        The undersigned hereby appoints Richard C. Ill and John R. Bartholdson as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 24, 1997 or any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

If no direction is made or if you vote "For" the election of the nominees as directors, the proxies will allocate votes in their discretion among the nominees, unless otherwise specified.

                                                                                         mark
                                                                                         your votes as
                                                                                         indicated in   /X/
                                                                                         this example

1. ELECTION AS DIRECTORS                        The Board recommends a vote "FOR" the following directors:

FOR all nominees        WITHHOLD                Nominees: Richard C. Ill, John R. Bartholdson, Claude F. Kroak,
listed to the right     AUTHORITY               Richard C. Gozoa, Joseph M. Silvestri and Michael A. Delaney
(except as marked     to vote for all
to the contrary)      nominees listed           To distribute your votes on a cumulative basis, write below the name(s) of the
                       to the right             nominee(s) you wish to vote for and the number of votes you wish to cast for each.
     /  /                  /  /
                                                ----------------------------------------------------------------------------------

The Board recommends a vote "FOR" proposal 2.

2. Ratify appointment of Ernst & Young LLP as independent auditors.

        FOR             AGAINST         ABSTAIN

        /  /              /  /            /  /










Signature____________________________________________Signature_______________________________________Date_______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                                        FOLD AND DETACH HERE
